UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2008

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware	000-50879	94-3391368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1355 Sansome Street, San Francisco CA	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On April 9, 2008, PlanetOut Inc. (the “Company”) filed a Current Report on Form 8-K under Items 1.01 and 2.05 to report the approval by the Company’s Board of Directors on April 6, 2008 of the decision to enter into a binding letter of intent with Regent Releasing, L.L.C. (“Regent”), an affiliate of here! Networks, relating to the sale of the Company’s magazine and book publishing businesses to Regent. At the time of the filing of the April 9, 2008 Current Report on Form 8-K, the Company was unable in good faith to make a determination of an estimate of material charges, if any, incurred in connection with the transaction as required by Item 2.05(b), (c) or (d) of Form 8-K. The Company completed the sale of its magazine and book publishing businesses to Regent Entertainment Media Inc. (“Regent Entertainment”), Regent’s designee under the letter of intent, on August 13, 2008. This Current Report on Form 8-K/A is being filed by the Company to amend its initial report on Form 8-K filed on April 9, 2008 in order to provide an estimate of the material charges incurred in connection with this transaction as required by Item 2.05(b), (c) and (d) of Form 8-K.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     At a meeting of the Company’s Board of Directors on April 6, 2008, the Board approved a decision to enter into a binding letter of intent with Regent relating to the sale of the Company’s magazine and book publishing businesses to Regent. The Company completed the sale to Regent Entertainment on August 13, 2008. The Company expects to incur costs associated with the sale of its magazine and book publishing businesses in the range of approximately $0.6 to $0.7 million, including one-time termination benefits of approximately $0.3 million, and office and capital lease costs of approximately $0.3 to $0.4 million. The Company expects to recognize the majority of these charges during the third and fourth quarters of 2008.
     In addition to historical information, this Current Report on Form 8-K/A contains “forward-looking statements.” These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K/A, including with respect to the Company’s financial results and anticipated charges associated with the disposal of the Company’s magazine and book publishing businesses, are forward-looking. A more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website, www.sec.gov.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: August 19, 2008	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer